Exhibit 10.5

Amendment to Leases
dated the 14th of June, 2013 and
the 1st of November, 2015
by and between
Long Island High Technology Incubator, Inc., as Landlord,
and Applied DNA Sciences, Inc., as Tenant.

This Amendment to Leases (the "Amendment") made as of the 17th of January 2020, by and between Long Island High Technology Incubator, Inc., a nonprofit education corporation existing under the laws of the State of New York having its principal place of business located at 50 Health Sciences Drive, Stony Brook NY 11790 (the "Landlord") and Applied DNA Sciences, Inc., having its principal place of business located at 50 Health Sciences Drive, Stony Brook, NY 11790 (the "Tenant");

WITNESSETH:

WHEREAS Landlord and Tenant entered into a certain Lease Agreement (the "Original Lease") dated the 14th of June, 2013 to lease approximately 30,000 rentable square feet of space within and forming a part of the building known as 50 Health Sciences Drive, Stony Brook NY (the "Original Demised Premises"); and

WHEREAS Landlord and Tenant entered into a certain Lease Agreement (the "Second Lease"; collectively, along with the Original Lease, the "Lease") dated November 1, 2015 to lease approximately 1,500 rentable square feet of space designated as Suites 103 and 112 within and forming a part of the building known as 25 Health Sciences Drive, Stony Brook NY (the "Additional Demised Premises"; collectively, along with the Original Demised Premises, the "Demised Premises"); and

WHEREAS the Second Lease had been extended; and

WHEREAS the parties entered into an additional Lease Amendment on November 4, 2019 whereby, among other things, the expiration date of the Lease was modified to January 15, 2020; and

WHEREAS the parties wish to extend, amend and modify the terms of the Lease;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, notwithstanding anything to the contrary contained in the Lease, the parties hereinafter agree as follows:

1.	The expiration of the Lease shall be modified to expire on January 15, 2021.

2.	Tenant shall have the option to extend the term of the Lease for one additional year by providing Landlord with written notice no less than three (3) months prior to the expiration of the Lease, TIME BEING OF THE ESSENCE, but only provided:

a.	Tenant is current with all costs of occupancy, including all rents, additional rent, utilities and additional security deposits.

b.	At the time Tenant exercises its option to extend, Tenant provides Landlord with documentation that, in Landlord's reasonable judgment, demonstrates Tenant's financial means to honor the obligations of the Lease; and

c.	Tenant has not filed for bankruptcy or receivership prior to commencement of the extension period.

d.	Tenant has not committed any defaults under the Lease.

3.	Tenant shall lease an additional 700 square feet of space located in Suite 120 in addition to its current Demises Premises (the "Additional Space"). Tenant shall pay two thousand one hundred and 00/100 dollars ($2,100.00) per month for the Additional Space and make an additional security deposit in the amount of four thousand, two hundred and 00/100 dollars ($4,200).

4.	All other rents, additional rents, utility payments and security deposits shall remain at their current amount.

5.	Notwithstanding anything to the contrary in this or any other amendment, all other terms and conditions of the Original Lease shall be deemed to govern the Lease and shall remain in full force and effect. All terms and conditions of the Lease and any amendments shall be construed in accordance with same.

[signature page to follow]

IN WITNESS WHEREOF, the parties have respectively signed and sealed this Amendment to the Leases as of the day and year first above written.

WITNESS	Long lsland High Technology Incubator, Inc.

/s/ Matthew Stadler
Mary Walton	Matthew Stadler
Secretary of the Board	Executive Director
January, 17, 2020

WITNESS	Applied DNA Sciences, Inc.

/s/ Beth Jantzen
Beth Jantzen
CFO
	Date:	1/20/2020